UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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PIONEER RAILCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Letter to
Stockholders

Notice of 2004
Annual Meeting
and Proxy
Statement

2003 Annual
Report to
Stockholders

•  Management’s
Discussion
and Analysis

•  Consolidated
Financial
Statements

Other Stockholder
Information

Proxy Statement and
2003 Annual Report to Stockholders

TO THE STOCKHOLDERS:

The year ended December 31, 2003 was another extremely profitable year for Pioneer Railcorp. For the third year in a row in which we achieved record revenues, operating income, and net income. It was also the third year in a row we posted net income exceeding the $1 million mark, and as was the case in 2002 net income is purely the result of normal, ongoing operations, and does not include significant gains from asset sales. All of this was accomplished despite a challenging economic environment in the first half of 2003. These operating results have not gone unnoticed in the investment community, as evidenced by a significant increase in the price and trade volume of Pioneer Railcorp common stock over the last few months.

As in prior years, Pioneer Railcorp continues to pursue internal growth through increased marketing efforts focused on securing new customers as well as increasing rail transportation services with our existing customers. Much of our success is dependent upon good working relationship with our business partners, and we continue to work on growing those relationships. In addition, we will continue to seek to increase revenues in our locomotive and railcar leasing program by offering innovative and competitive products and services, and continue to pursue acquisition of railroads as a means of providing continued growth for the Company in the future. We remain committed to controlling costs and operating safely in the communities we serve.

As I have stated in the past, I am thankful to our loyal employees for all of their hard work and efforts put forth. They are the most important link in providing the quality service to our customers and ultimately the financial benefits reaped by all of Pioneer Railcorp stockholders. Pioneer Railcorp enters 2004, well managed, well equipped, financially sound, and a recognized leader in the short line railroad industry.

Sincerely,

Guy L. Brenkman
Chief Executive Officer

NOTICE OF ANNUAL MEETING TO BE HELD JUNE 28, 2004

PIONEER RAILCORP
Peoria, Illinois 61607

To the Stockholders:

The Annual Meeting of Stockholders will be held at Pioneer Railcorp’s Corporate Office, 1318 S. Johanson Road, Peoria, Illinois, on Monday, June 28, 2004, commencing at 9:00 a.m. local time, for the purpose of considering and voting on the following matters as described in the attached Proxy Statement:

—	To elect five directors for a one year term; and

—	To ratify the appointment of McGladrey & Pullen, LLP, independent certified public accountants, as auditors for the Company for the year ending December 31, 2004; and

—	To transact such other business as may properly come before the annual meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 30, 2004 will be entitled to notice of, and to vote at, the meeting and any and all adjournments thereof.

In order that your stock may be represented at the meeting in case you are not personally present, please complete, sign and date the enclosed proxy/voting instruction card and return it promptly in the accompanying addressed envelope.

By order of the Board of Directors

J. Michael Carr
Chief Financial Officer

May 12, 2004

Pioneer Railcorp
1318 S. Johanson Road
Peoria, Illinois 61607
309-697-1400

Proxy Statement

This Proxy Statement, along with the enclosed proxy, and Annual Report to Stockholders, will be furnished to stockholders of Pioneer Railcorp on or about May 12, 2004, in connection with the solicitation of proxies by the Board of Directors of Pioneer Railcorp (hereinafter called the Company) to be used at the Annual Meeting of Stockholders of the Company on Monday, June 28, 2004, or any adjournment thereof, for the purposes as set forth in the foregoing notice.

The record date for stockholders entitled to vote at the Annual Meeting is April 30, 2004. As of April 30, 2004, the Company had issued and outstanding 4,491,902 shares of common stock, of which 4,491,902 are entitled to one vote per share.

The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, the affirmative vote of a majority of the shares of the Company present in person or represented by proxy at the Meeting, and entitled to vote, is required for the election of directors and for the ratification of McGladrey & Pullen, LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004.

Votes cast by proxy or in person at the meeting will be tabulated by an appointed employee of the Company and will determine if a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

If your shares are held of record in the name of a bank, broker or other holder of record, you must follow the instructions from the holder of record in order to have your shares voted.

It is the Company’s policy that all proxies, ballots, and voting tabulations that identify shareholders will be kept confidential, except where disclosure may be required by applicable law, where shareholders write comments on their proxy cards, or where disclosure is expressly requested by a shareholder.

The Proxy

Any stockholder may revoke his or her proxy at any time prior to its use by written communication to J. Michael Carr, Chief Financial Officer of the Company or by attendance at the Annual Meeting and voting in person.

Any proxy cards returned without specification will be voted as to each proposal in accordance with the recommendations of the Board of Directors.

The Company will bear the costs of solicitation of proxies. Following the mailing of proxy soliciting material, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or fax. The Company will also reimburse persons holding stock for others in their names or in those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies.

Beneficial Ownership of Stock

There are no stockholders, as of March 15, 2004, known by the Company to be beneficial owners of more than 5% of its outstanding common stock other than Mr. Brenkman.

Nominees for Election as Directors

Guy L. Brenkman, age 57, Chairman of the Board of Directors and Chief Executive Officer of Pioneer Railcorp and its subsidiaries, was the incorporator of the Company and has been a member of the Board of Directors and CEO of the Company since its formation. Mr. Brenkman’s past business experience includes real estate sales and management, securities sales, and seven years of operational railroad industry experience prior to 1988 when Mr. Brenkman began managing the day to day railroad operations of Pioneer Railcorp. Mr. Brenkman, acting as agent of the Issuer conducted the initial public offering of Pioneer Railcorp, which raised its initial capital, and secondary capital for expansions.

J. Michael Carr, age 40, President and Chief Financial Officer, also serves as Treasurer for each of the Company’s subsidiaries and Chief Financial Officer for same. Mr. Carr has been employed by the Company since March 1993. Before joining the Company, Mr. Carr worked in public accounting and banking for seven years, most recently as Controller for United Federal Bank. Mr. Carr is a CPA and holds a BS-Accounting from Illinois State University, Normal, Illinois.

Orvel L. Cox, age 61, Director, also serves as same for each of the Company’s subsidiaries. Mr. Cox has 43 years of active railroading experience with 31 of those years working for Class I railroads. Mr. Cox retired from employment with the Company in 2002. Mr. Cox has been a director and officer of Pioneer Railcorp since its inception and has been involved in all phases of the development and growth of the Company. Mr. Cox is a member of the Audit Committee.

Clifton T. Lopez, age 58, Director, was appointed to the board in August 2002. Mr. Lopez works as a consultant, currently supporting the tax departments at Monsanto and Pharmacia Corp. in St. Louis, MO. Mr. Lopez has over 30 years of experience in accounting, finance, and planning. Mr. Lopez has a BA-Accounting and Management from Virginia Commonwealth University, Richmond, VA. In addition, Mr. Lopez served 5 years in the military, and resigned commission as a Captain in the Transportation Corp., associated with the transportation business in the areas of trucking, rail, water and aircraft. Mr. Lopez is a member of the Audit Committee and is considered the Audit Committee financial expert.

John S. Fulton, age 71, Director, was elected to the Board in 1993. Mr. Fulton has 19 years experience in the real estate business concentrating in retail sales, real estate development and appraising. Mr. Fulton’s previous positions include industrial appraising (6 years) with Cole, Layer Trumble of Dayton, Ohio, and 5 years with Pepsi-Cola. Mr. Fulton holds a BS degree in Public Administration from Bradley University in Peoria, Illinois. Mr. Fulton is a member of the Audit Committee.

General Information Relating to the Board of Directors

The Board of Directors of the Corporation consists of five members, each elected for a term of one year. The board met a total of 4 times in 2003, at which time all directors were present.

Compensation of Directors

Directors of the Company were each compensated $15,000 in 2003 and received reimbursement for out of pocket expenses.

Committees

The Audit Committee is the only standing committee of the Board of Directors. The purpose of the Audit Committee is defined in the Audit Committee Charter adopted in June 2000. Among other things, the Audit Committee recommends to the Board of Directors the engagement of, and the fee to be paid to, the independent public accountants. The Audit Committee also reviews with the independent accountants as deemed necessary, the Corporation’s accounting policies, conflict of interest policy, internal control systems, and financial operations and reporting. The committee met 4 times in 2003, at which time all members were present. Current members of this committee are Clifton T. Lopez, John S. Fulton, and Orvel L. Cox. Mr. Lopez is the Audit Committee financial expert.

Director Nominations

The Board of Directors has not established a nominating committee but instead determines its director nominations as a full Board. The Board of Directors includes two directors meeting the definition of “independent director” under the rules of the Nasdaq Stock Market, as well as the Chairman and Chief Executive Officer, the President and the Chief Financial Officer. The Board of Directors believes that the determination of nominees is benefited by the knowledge and perspective of these corporate officers. In addition, the Board of Directors includes one other Director who is not independent by virtue of his past employment with the Company. The Board of Directors believes that the determination of nominees is benefited by the non-independent director’s knowledge and perspective of the Company’s industry and history.

Due to the small size of its Board, the Company does not foresee the need to establish a separate nominating committee. Future candidates for director will either be (i) recommended by a majority of the independent directors for selection by the Board or (ii) discussed by the full Board and approved for nomination by the affirmative vote of a majority of the Board, including the affirmative vote of a majority of the independent directors. The Company does not have a nominating committee charter. The Company has not engaged, nor does it believe that it is necessary to engage, any third party to assist it in identifying director candidates. In formulating its slate of director nominees for the annual meeting each year, the Board of Directors may consider director candidates recommended by stockholders. The Board of Directors does not have a written policy for how it will consider such recommendations and will evaluate such recommendations on a case-by-case basis. The nominations must be received no later than the date disclosed in the prior year proxy statement for inclusion of stockholder proposals for the current year proxy statement. In addition, each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of shares owned either beneficially or of record by each such nominee and the length of time such shares have been so owned. Prior to further consideration, the nominee must acknowledge that he/she is willing to (i) be named as a nominee, (ii) serve as a director, and (iii) complete an officer and director questionnaire for necessary disclosure items. The Board of Directors has not established minimum qualifications that must be met by a Board-recommended nominee. However, the Board evaluates candidates based on financial literacy, knowledge of the Company’s industry or other background relevant to the Company’s needs, status as a stakeholder in the Company, “independence” (for purposes of compliance with the rules of the SEC and the listing standards of the Nasdaq National Market), and willingness, ability and availability for service. The Board of Directors is not bound to accept any candidate proposed by a stockholder, and may reject a candidate in its sole discretion. Stockholders may submit proposed candidates to the Corporate Secretary at the above address.

Stockholder Communications

Stockholders may communicate with the Company’s Directors in care of the Secretary of the Company in writing to Pioneer Railcorp, Attn: Corporate Secretary, 1318 S. Johanson Rd., Peoria, IL 61607. Communication by mail to any or all of the directors in care of the Secretary of the Company will be forwarded to the director(s). All stockholder messages will be forwarded directly to the Directors specified by the stockholder.

Director Attendance at Stockholder Meetings

At last year’s annual meeting of stockholders all Directors were in attendance. The Board does not have a formal policy on Director attendance at stockholder meetings, but historically all Directors have attended each stockholder meeting. All of the Directors intend to attend the 2004 meeting of the stockholders.

Security Ownership of Directors and Executive Officers

The following table sets forth information, as of March 15, 2004, the beneficial ownership of all directors and officers of the Company as a group. These figures include shares of Common Stock that the executive officers have the right to acquire within 60 days of March 15, 2004 pursuant to the exercise of stock options and warrants.

Title of Class: Common Stock ($.001 par value)

Name Of Beneficial Owner	Beneficial Ownership	Percent Of Class
Guy L. Brenkman (2)	3,530,500	40.31%
Orvel L. Cox (3)	183,869	2.11%
John S. Fulton (4)	26,400	0.30%
J. Michael Carr (5)	37,414	0.43%
Scott Isonhart (6)	5,100	0.06%
Clifton T. Lopez	1,000	0.01%
Directors and Executive Officers as a group:	3,784,283	43.21	%(1)

FOOTNOTES:

(1)	Based on 8,758,086 shares of common stock and equivalents outstanding as of March 15, 2004.

(2)	Of the total number of shares shown as owned by Mr. Brenkman, 1,740,800 shares represent the number of shares Mr. Brenkman has the right to acquire within 60 days through the exercise of warrants and 80,000 represents the number of shares Mr. Brenkman has the right to acquire within 60 days through the exercise of stock options. Mr. Brenkman owns all shares in joint tenancy with his wife. In addition, 2,340 shares are held by Mr. Brenkman’s wife, in which he disclaims beneficial ownership.

(3)	Of the total number of shares shown as owned by Mr. Cox, 101,770 shares represent the number of shares Mr. Cox has the right to acquire within 60 days through the exercise of warrants and 20,000 represents the number of shares Mr. Cox has the right to acquire within 60 days through the exercise of stock options. Mr. Cox’s shares are owned in joint tenancy with his wife.

(4)	Of the total number of shares shown as owned by Mr. Fulton, 10,200 shares represent the number of shares Mr. Fulton has the right to acquire within 60 days upon the exercise of warrants and 5,000 represents the number of shares Mr. Fulton has the right to acquire within 60 days through the exercise of stock options.

(5)	Of the total number of shares shown as owned by Mr. Carr, 1,000 shares represent the number of shares Mr. Carr has the right to acquire within 60 days through the exercise of warrants and 36,364 represents the number of shares Mr. Carr has the right to acquire within 60 days through the exercise of stock options.

(6)	Of the total number of shares shown as owned by Mr. Isonhart, 100 shares represent the number of shares Mr. Isonhart has the right to acquire within 60 days through the exercise of warrants and 5,000 represents the number of shares Mr. Isonhart has the right to acquire within 60 days through the exercise of stock options.

There are no shareholders known by the Registrant to be beneficial owners of more than 5% of its outstanding common stock other than Mr. Brenkman.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and any persons holding more than ten percent of the Company’s common stock to report their initial ownership of the Company’s common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and to provide copies of such reports to the Company. Based upon the Company’s review of the copies of such reports received by the Company and representations of its directors and executive officers, the Company believes that during the years ended December 31, 2003 and 2002 all Section 16(a) filing requirements were satisfied.

Compensation of the Chief Executive Officer

Summary Compensation Table

	Annual Compensation		Long Term Compensation
Name & Position	Year	Salary	Restricted Stock Award	Options/SARs	Other Compensation
Guy L. Brenkman, CEO	2003	$664,051	—	—	$8,200	(a)
	2002	$648,952	—	—	$0
	2001	$654,267	—	—	$0

(a)	Registrant’s contribution to the Company’s 401k Plan.

Option/SAR Grants in Last Fiscal Year

None

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/ SARs at FY-End Exercisable/Unexercisable
Guy L. Brenkman, CEO	0	$0	80,000/0	$0/$0

In December 1993, the Company entered into a five-year executive employment contract with the Company’s CEO, which was extended through December 2006 by the Board of Directors. The agreement provides for a base salary with annual inflation adjustments based upon the Consumer Price Index. The current agreement provides for twelve weeks paid vacation each year. The CEO at his election can be paid for any unused vacation during the year. Should the Company acquire or form additional railroads, the base salary will increase $25,000 for the acquisition of railroads of 125 miles or less, and $50,000 for railroads over 125 miles. At January 1, 2003, the president’s base salary was $521,816. Should the CEO’s employment be terminated, the contract requires a lump sum payment equal to three years of his then current salary. Should the president retire, he is entitled to accept a consulting position with the Company whereby he would be compensated the equivalent of one year’s salary for the consulting services rendered.

Although Mr. Brenkman is authorized by his contract to receive an increase in compensation immediately upon the start of a new railroad, he has generally declined these increases, until in his opinion, the railroad appears to be self supporting and can absorb the cost of such raise. In several instances, Mr. Brenkman has not taken a raise at all. A detailed list of these raises since 1993 is listed as follows:

Subsidiary	Date Acquired	Date Raise Effective
Vandalia Railroad Company	10/07/94	10/07/94
Minnesota Central Railroad Co.	12/12/94	02/01/95
West Michigan Railroad Co.	07/11/95	No Raise Taken
Columbia & Northern Railway	02/21/96	No Raise Taken
Keokuk Junction Railway Co.	03/12/96	04/16/96
Rochelle Railroad Co	03/25/96	04/16/96
Shawnee Terminal Railway Co.	11/12/96	01/01/98
Michigan Southern Railroad	12/18/96	01/01/97
Pioneer Industrial Railway Co.	02/20/98	No Raise Taken
The Garden City Western Railway Co.	05/01/99	05/01/99
Indiana Southwestern Railway Co.	04/01/00	01/01/01
Gettysburg & Northern Railroad CO.	02/20/01	No Raise Taken

Proposal 1 — Ratification of Appointment of Independent Public Accountants

Report of the Audit Committee

The stockholders will be asked to ratify the appointment of the firm of McGladrey & Pullen, LLP as independent accountants for 2004. This appointment was made by the Board of Directors on the recommendation of its Audit Committee. In taking this action, the members of the Board and the Audit Committee considered carefully McGladrey’s performance for the Company with respect to services performed in the years 1994-2003 and its general reputation for adherence to professional standards.

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee is composed of two independent directors who meet the NASDAQ and Sarbanes-Oxley Act of 2002 standards for independence and one non-independent director. The Audit Committee operates under a written charter recommended by the Audit Committee and adopted by the Board of Directors. The Charter is attached to this proxy statement as Exhibit A. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent accountants, McGladrey & Pullen, LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America.

In this context, the Audit Committee reviewed and discussed with management and the independent accountants the audited financial statements to be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003. The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. In addition, the Audit Committee received from the independent accountants the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with them their independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Orvel Cox, Chair
Clifton T. Lopez, Financial Expert
John Fulton

The preceding Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general incorporation by reference of this Proxy Statement into any other document or its inclusion as an exhibit thereto.

Audit and Non Audit Fees

The following table presents fees for professional audit services rendered by McGladrey & Pullen, LLP, including its affiliate RSM McGladrey, Inc. for the audit of Pioneer Railcorp’s annual financial statements for the years ended December 31, 2003 and 2002, and fees billed for other services rendered by McGladrey & Pullen, LLP.

	2003	2002
Audit Fees (1)	$116,896	$88,140
Audit-Related Fees (2)	$18,927	$45,069
Tax Services (3)	$71,456	$59,221
All Other Fees	None	None

(1)	Audit fees consist of fees for professional services rendered for the audit of Pioneer Railcorp’s financial statements and review of financial statements included in Pioneer Railcorp’s quarterly reports.

(2)	Audit-related fees are fees principally for professional services rendered in connection with accounting consultations and additional audit procedures related to corporate acquisitions, consultations and additional audit procedures concerning the initial adoption or consideration of new financial accounting and reporting standards, consultations regarding SEC reporting and disclosure matters pertaining to the Company’s annual form 10-KSB filing.

(3)	Tax service fees consist of compliance fees for the preparation of original tax returns as well as tax consulting and planning related fees.

The Audit Committee has pre-approved all of the above services. The Audit Committee, after consideration of the matter, does not believe the rendering of these services by McGladrey & Pullen, LLP, to be incompatible with maintaining McGladrey & Pullen, LLP’s independence as our principal accountant.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of McGladrey & Pullen, LLP as independent accountants for 2004. The proxy holders will vote all proxies received FOR ratification unless instructed otherwise. The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Meeting, and entitled to vote on this item, is required for ratification of the appointment.

Stockholder Proposals

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for a stockholder proposal for the 2005 Annual Meeting of Stockholders to be eligible for inclusion in the Corporation’s Proxy Statement and form of proxy, it must be received by the Corporate Secretary no later than December 31, 2004.

Other Matters

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as set forth above. However, if any other matters come before the Meeting, the proxies received pursuant to this solicitation will be voted thereon in accordance with the judgment of the person or persons acting under the proxies.

Pioneer Railcorp, May 12, 2004

Exhibit A

PIONEER RAILCORP AUDIT COMMITTE CHARTER DATED JUNE 9, 2000

The charter and powers of the Audit Committee of the Board of Directors (the Audit Committee) shall be:

•	Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

•	Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company;

•	Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy.

The Audit Committee shall have the following specific powers and duties:

•	Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants;

•	Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

•	Conferring with the independent accountants regarding the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants annual engagement letter; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

•	Reviewing with management and the independent accountant’s significant risks and exposures, audit activities and significant audit findings;

•	Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

•	Reviewing the Company’s audited annual financial statements and the independent accountants’ opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein;

•	Reviewing the adequacy of the Company’s systems of internal control;

•	Obtaining from the independent accountants their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

•	Providing an independent, direct communication between the Board of Directors, and the independent accountants;

•	Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

•	Maintaining minutes or other records of meetings and activities of the Audit Committee;

•	Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

•	Conducting or authorizing investigations into any matters within the Audit Committee’s scope of responsibilities;

•	Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable;

•	Review with management and the independent accountants the interim financial report before it is filed with the SEC or other regulators.

PIONEER RAILCORP

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
JUNE 28, 2004

ELECTION OF DIRECTORS:

Guy L. Brenkman, J. Michael Carr, Orvel L. Cox, John S. Fulton, Clifton T. Lopez

____	FOR all nominees listed above

____	FOR all nominees listed above, except

____	WITHHOLD authority to vote for all nominees listed above

PROPOSAL 1 - Ratification of Appointment of Independent Public Accountants

____	FOR the appointment of McGladrey & Pullen, LLP as the Company’s 2004 independent public accountants

____	AGAINST the appointment of McGladrey & Pullen, LLP as the Company’s 2004 independent public accountants

THE UNDERSIGNED APPOINTS GUY L. BRENKMAN AS PROXY, TO VOTE THEIR SHARES AS DIRECTED ABOVE AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENT THEREOF. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED FOR DIRECTORS AND FOR PROPOSALS SUBMITTED BY THE COMPANY AS OUTLINED IN THE PROXY STATEMENT.

Dated: ____________________, 2004

Signature

Signature if Held Jointly